ANALYST PRESENTATION February 7, 2017 Paul B. Murphy, Jr. Chairman and CEO Second Quarter 2019 Financial Results July 22, 2019 Exhibit 99.2

Disclaimers This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the “Risk Factors” referenced in our Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on May 21, 2018, and our Registration Statement on Form S-4 filed with the SEC on July 20, 2018, other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to implement our business plan; material weaknesses in our internal control over financial reporting; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; the composition of our loan portfolio, including the identify of our borrowers and the concentration of loans in energy-related industries and in our specialized industries; the portion of our loan portfolio that is comprised of participations and shared national credits; the amount of nonperforming and classified assets we hold; the possibility that the anticipated benefits of the merger with State Bank are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Cadence and State Bank do business. Cadence can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and Cadence does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. Certain of the financial measures and ratios we present, including “efficiency ratio,” “adjusted efficiency ratio,” “adjusted noninterest expenses,” “adjusted operating revenue,” “tangible common equity ratio,” “tangible book value per share” and “return on average tangible common equity”, “adjusted return on average tangible common equity”. “adjusted return on average assets”, “adjusted diluted earnings per share” and “pre-tax, pre-provision net earnings,” are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods. These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included in the Appendix.

Second Quarter 2019 Highlights

Earnings	▪ Net income of $48.3 million, compared to $48.0 million in 2Q18 and $58.2 million in 1Q19. ▪ Earnings per share of $0.37, ROAA of 1.10%; ROATCE[1] of 12.23%. ▪ Adjusted net income[1] and adjusted earnings per share[1] were $51.5 million and $0.40, respectively, which reflects the impact of non-routine items, primarily merger expenses.
Revenue	▪ Operating revenue[1] of $192.5 million, up 60.3% from 2Q18 & down 3.7% from 1Q19, reflecting strong organic growth during the period as well as the impact of the State Bank acquisition. ▪ Net Interest Income of $160.8 million, up 69% from 2Q18 & down 5% from 1Q19, reflected State Bank assets and solid fundamental growth. Modestly higher core deposit costs and hedge timing and lower accretion impacted the quarter's NIM of 3.97%.
Balance Sheet	▪ Total period end assets of $17.5 billion, up $6.2 billion or 55% from 2Q18 and up $51.1 million or 0.3% from 1Q19, reflecting the State Bank acquisition in 1Q19 and loan sales in 2Q19. ▪ Loans of $13.6 billion and total deposits of $14.5 billion. Loan/Deposit ratio of 94% vs. 96% QoQ. ▪ Tangible common equity was $1.8 billion, up 7.4% from 1Q19, or a 10.8% tangible common equity ratio at 2Q19.
Efficiency	▪ Adj. noninterest expenses[1] were $96.0 million in 2Q19, which exclude $4.6 million of merger costs. ▪ Adj. efficiency ratio of 49.97%[1], improved from 50.74% in the year ago quarter, reflecting steady revenue growth and continued focus on expense discipline.
Credit Quality	▪ Targeted charge-offs and credit resolutions resulted in $18.6 million of net charge-offs or 54 bps of average loans in 2Q19, while adding $28.9 million to the provision during the quarter. ▪ Total NPAs to total loans, OREO and other NPAs of 0.85% as of 2Q19, up from 0.63% in both 1Q19 and 2Q18. Allowance for credit losses was 0.85% of total loans compared to 0.77% in 1Q19.

[1] Considered a non-GAAP financial measure. See "Non-GAAP Measures and Ratio Reconciliation" in the appendix.
[2] Presented on a fully taxable equivalent (FTE) basis using a tax rate of 21.0%
[3] Core deposits are defined as total deposits excluding brokered deposits

Cadence Bank, N.A. Member FDIC

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Second Quarter 2019 Highlights $ in millions, except per share and unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 6/30/19 vs. 6/30/18. QoQ represents 6/30/19 vs. 3/31/19. (2) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix (3) Annualized for the three month periods

Net Income ($mm) Key Profitability Metrics Earnings Per Share Return on Tangible Equity Return on Assets (1) “Adjusted” figures are considered non-GAAP financial measures. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix GAAP Reporting Basis Adjusted ("Non-GAAP")(1)

Historical Financial Performance 44% 62% 74% 17% 26% 74% 80% 84% 20% 16% 92% 8% 96% 4% (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix 3.52% 3.59% 3.64% 3.66% 3.58% 3.55% 4.21% 3.97% Net Interest Margin (%)

Highlights Loan Portfolio Metrics $ in millions, unless otherwise indicated Broad-Based Loan Generation Total loans of $13.6 billion were flat QoQ, reflecting intentional efforts to moderate loan growth in 2019 and the impact of ~$160 million in loan sales. New business development remain healthy, as our experienced bankers across the regional markets remain focused on selectively growing customer relationships. (1) Period End Financials. (2) Figures do not equal 100% due to rounding. (3) Favorable (Unfavorable) comparison versus prior period. YoY represents 6/30/19 vs. 6/30/18. QoQ represents 6/30/19 vs. 3/31/19. 2Q19 Loan Breakdown and Historical Comparison

Credit Quality $ in millions, unless otherwise indicated Nonperforming Assets(1) Highlights Allowance for Credit Losses Rollforward (1) NPA% represents total nonperforming assets (NPAs) to total loans and OREO and other NPAs NPA%(1) increased to 0.85% compared to 0.63% in both 1Q18 and 0.80% in 4Q18. Total nonperforming assets increased $30 million from the prior quarter, primarily from the addition of three loans, and increased $59 million from the prior year period. Originated portfolio delinquency (30+ days past due) remained relatively flat at 22 bps compared to 23 bps in 1Q19. Net-charge offs of $18.6 million during the quarter were predominantly related to four credits, all previously designated as impaired. The Net Charge-Offs to Average Loans ratio on a quarterly basis has averaged 18 bps over the last four quarters. Provision in 2Q19 of $28.9 million was driven by charge offs, increases in reserves on specifically reviewed credits, and credit migration, primarily in C&I. The allowance for credit losses was $115.3 million or 0.85% of total loans at 2Q19, up from 0.77% in 1Q19. The allowance for credit losses for originated loans was $105.4 million or 1.04% of total loans at 2Q19, up from 0.98% in 1Q19.

Highlights Core Deposit(2) Growth $ in millions, unless otherwise indicated Deposit Growth 2Q19 Deposit Breakdown and Comparison Core Deposits(2) increased $276 million, or 2% QoQ, while brokered deposits declined to 6% of total deposits at the end of 2Q19. On July 3, 2019, $228 million in brokered deposits matured without renewal. Total deposits increased by $1.1 billion or 11% YoY excluding the impact of the State Bank merger. Noninterest bearing deposits increased $87 million or 3% since 1Q19 and now make up 23% of total deposits. (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 6/30/19 vs. 6/30/18. QoQ represents 6/30/19 vs. 3/31/19. (2) Core deposits are defined as total deposits excluding brokered deposits (3) Figures may not total due to rounding Core Deposit Geography (6/30/19)(3)

Net Interest Margin $ in millions, unless otherwise indicated Highlights (1) Acquired non-credit impaired (“ANCI”) loans NIM, Yields & Costs Net interest margin for 2Q19 vs. 1Q19 reflected solid growth in both average loans and deposits with an expected modest increase in core deposit costs combined with a slightly softer originated loan yield. The NIM was also negatively impacted from timing related to our hedges and changes in acquired loan accretion. Net interest margin (tax equivalent) was 3.97% vs. 4.21% for 1Q19. The decline in NIM during 2Q19 includes a timing adjustment for the collar income and lower acquired loan accretion that combined drove 14bp of the decline. Originated loan yields excluding hedge impact, were 5.56% in 2Q19 compared 5.60% in 1Q19. Approx. 69% of the total loan portfolio is floating at 2Q19. Total cost of deposits was 1.39% for 2Q19 up 9bp from 1Q19. 2Q19 deposit costs were impacted primarily by increases in both interest-bearing demand and time deposits, as well as seasonal brokered deposits averages. Total earning asset yields increased 60 bp from the year ago period to 5.35% as the total cost of interest bearing liabilities increased 42 bp to 1.91% year over year. In a -100bp interest rate scenario, net interest income is modeled to decline 1%. Net Interest Margin (TE) Rollforward(1)

Highlights Attractive Noninterest Income Platform Total Noninterest Income Composition(1) Total Noninterest Income Growth(3) $ in millions, unless otherwise indicated 2Q19 Total Noninterest Income: $ 31.7mm Total noninterest income of $31.7 million, up $7.1 million or 28.6% from 2Q18, and an increase of $1.1 million or 3.5% from 1Q19. Noninterest income as a percent of operating revenue was 16.5% for 2Q19 and includes the addition of State Bank and new revenue sources. The broad diversification in noninterest income is highlighted by 18% investment advisory fees, 17% credit fees, 15% deposit service fees, and 14% trust services. Assets Under Management(2) (1) Figures may not total due to rounding (2) Total Assets Under Management adjusted to exclude Escrow, Safekeeping & QSF (3) Cadence Insurance was sold to Baldwin Krystyn Sherman Partners in June 2018 Total Noninterest Income / Operating Revenue 20.6% 19.6% 16.9% 15.3% 16.5%

Expense Management & Operating Leverage Noninterest Expense ($mm) Highlights 2Q19 adjusted net income(1) excluding non-routine income and expenses primarily related to the merger, was $51.5 million for the second quarter of 2019, an increase of $9.3 million compared to 2Q18 due to organic growth & State Bank merger. The adjusted efficiency ratio(1) of 50.0% for 2Q19 is indicative of strong operating efficiency throughout the organization. The combination with State Bank brings further opportunity to leverage balance sheet growth. Efficiency Ratio(1) (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix GAAP Reporting Basis Adjusted ("Non-GAAP")(1) Net Income ($mm)

Appendix

Net Interest Income Dynamics $ in millions, unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period.

Summary Income Statement $ in millions (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix Note: Figures may not total due to rounding.

Components of Net Income $ in millions Note: Figures may not total due to rounding.

Summary Balance Sheet – Period End $ in millions Note: Figures may not total due to rounding.

Capital Ratios

Allowance for Credit Losses Rollforward $ in thousands Note: Figures may not total due to rounding.

Energy Loans Detail $ in millions Note: Figures may not total due to rounding. .

Non-GAAP Measures and Ratio Reconciliation $ in millions (1) Other non-routine expenses for 2Q18 were $1.1 million and included expenses related to the sale of the assets of our insurance company. This compares to $2.3 million for 1Q18, representing legal costs associated with litigation related to a pre-acquisition matter of a legacy acquired bank that has been resolved. Note: Figures may not total due to rounding.

Non-GAAP Measures and Ratio Reconciliation, continued Note: Figures may not total due to rounding. (1) Annualized for the three month periods. $ in millions, unless otherwise indicated

Non-GAAP Measures and Ratio Reconciliation, continued $ in millions, unless otherwise indicated (1) Annualized for the three month periods. (2) Other non-routine expenses for 2Q18 were $1.1 million and included expenses related to the sale of the assets of our insurance company. This compares to $2.3 million for 1Q18, representing legal costs associated with litigation related to a pre-acquisition matter of a legacy acquired bank that has been resolved. Note: Figures may not total due to rounding.